UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2009

CANCER THERAPEUTICS, INC.
(Exact  Name of Registrant as Specified in Charter)

Delaware	333-119915	20-1499421
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

10757 So. River Front Pkwy Ste. 125 South Jordan, Utah	84095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 816-2533

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.03.   Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year

On October 19, 2010, the Company changed its name to Nano Dimensions,  Inc. and filed a Restated Certificate of Incorporation with the state of Delaware filed as an exhibit to this filing.  The Restatement was approved through a majority shareholder consent.  The authorized shares of common stock was increased to 500 million.  No other changes to the Certificate of Incorporation were made.

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

On October 19, 2010, the Company changed its name to Nano Dimensions,  Inc. and filed a Restated Certificate of Incorporation with the state of Delaware filed as an exhibit to this filing.  The Restatement was approved through a majority shareholder consent in accordance with Delaware law.

Furthermore, the majority of the Company shareholders decided to effect a reverse split of the Company’s common shares.  Effective at the close of business on November 5, 2010, for every five hundred (500) shares of common stock of the Company held, each shareholder shall receive one (1) share of the Company’s common stock.  Fractional shares shall be rounded up to the nearest one (1) share of common stock of the Company.

ITEM 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Title of Document	Location

3.1	Restated Certificate of Incorporation	Attached
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cancer Therapeutics, Inc.

By:  /s/ Chene Gardner
Date:  October 25, 2010                                                                       _____________________________________________
Chene Gardner
Chief Executive Officer